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                                                                    EXHIBIT 99.3

                       THE MAY DEPARTMENT STORES COMPANY

                           OFFER FOR ALL OUTSTANDING

        $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF 3.95% NOTES DUE 2007, $600,000,000 AGGREGATE PRINCIPAL AMOUNT OF 4.80% NOTES DUE 2009,
       $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 5.75% NOTES DUES 2014, $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.65% DEBENTURES DUE 2024, AND
      $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.70% DEBENTURES DUE 2034
         THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                IN EXCHANGE FOR

                             3.95% NOTES DUE 2007,
                             4.80% NOTES DUE 2009,
                             5.75% NOTES DUES 2014,
                         6.65% DEBENTURES DUE 2024, AND
                           6.70% DEBENTURES DUE 2034
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                                                , 2004


To: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

         The May Department Stores Company, a New York corporation (the "Company") is offering, upon and subject to the terms and conditions set forth
in the prospectus dated          , 2004 (the "Prospectus"), and the enclosed
letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") up to $400,000,000 aggregate principal amount of 3.95% Notes due 2007, $600,000,000 aggregate principal amount of 4.80% Notes due 2009, $500,000,000 aggregate principal amount of 5.75% Notes due 2014, $300,000,000 aggregate principal amount of 6.65% Debentures due 2024 and $400,000,000 aggregate principal amount of 6.70% Debentures due 2034 that have been registered under the Securities Act of 1933 (the "Exchange Securities") for a like aggregate principal amount of 3.95% Notes due 2007, 4.80% Notes due 2009, 5.75% Notes due 2014, 6.65% Debentures due 2024 and 6.70% Debentures due 2034, respectively, that were previously issued without registration under the Securities Act (the "Old Securities"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of July 20, 2004, by and among the Company, the Guarantor and the Initial Purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

         We are requesting that you contact your clients for whom you hold Old Securities regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, or who hold Old Securities registered in their own names, we are enclosing the following documents:

1.       Prospectus dated             , 2004;

2. The Letter of Transmittal for your use and for the information of your clients;

3.       A Notice of Guaranteed Delivery to be used to accept the Exchange
         Offer if certificates for Old Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent referred to below prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;



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4.       A form of letter which may be sent to your clients for whose account you hold Old Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to J.P. Morgan Trust Company, National Association, the Exchange Agent for the Exchange Offer.

         YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON            , 2004 UNLESS EXTENDED BY THE COMPANY
(THE "EXPIRATION DATE"). OLD SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Securities, or a timely Book-Entry confirmation of such Old Securities into the Exchange Agent's account at The Depository Trust Company, Euroclear, or Clearstream should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

         If a registered holder of Old Securities desires to tender, but such Old Securities are not immediately available, or time will not permit such holder's Old Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

         The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Securities held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Securities pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

         Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to J.P. Morgan Trust Company, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                            Very truly yours,

                                            THE MAY DEPARTMENT STORES COMPANY


NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures




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